EXHIBIT 99.1

Emerald Bioscience Announces $2.0 Million Registered Direct Offering

Long Beach, CA, November 21, 2019 – Emerald Bioscience, Inc. (OTCQB: EMBI) (“Emerald”), a biopharmaceutical company focused on bioengineered cannabinoid-based therapeutics to address global medical indications, today announced it has entered into a definitive agreement with certain investors for the purchase of 8.0 million shares of common stock at $0.25 per share and 8.0 million warrants to purchase shares of common stock at an exercise price of $0.35 per share for aggregate gross proceeds of approximately $2.0 million in a registered direct offering. The warrants have an exercise term of five years. Emerald plans to use the proceeds from the offering for general corporate purposes, including working capital.

The closing of the offering is expected to take place on or about November 22, 2019, subject to the satisfaction of customary closing conditions.

The securities described above are being offered by Emerald pursuant to a registration statement on Form S-1 that was declared effective by the Securities and Exchange Commission (“SEC”) on October 28, 2019 and the base prospectus contained therein (File Nos. 333-231951 and 333-234673). The offering of the securities is being made by means of the final prospectus relating to the securities being offered filed with the SEC. A copy of the final prospectus may be obtained on the SEC’s website at http://www.sec.gov .

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Emerald Bioscience, Inc.

Emerald Bioscience is a biopharmaceutical company headquartered in Long Beach, California, focused on the discovery, development, and commercialization of bioengineered cannabinoid-based therapeutics for significant unmet medical needs in global markets. With proprietary technology licensed from the University of Mississippi, Emerald is developing novel ways to deliver cannabinoid-based drugs for specific indications with the aim of optimizing the clinical effects of such drugs while limiting potential adverse events. Emerald's strategy is to clinically develop a number of proprietary biosynthetic compounds, alone or in combination with corporate partners.

Emerald Bioscience is part of the Emerald Group, which comprises multiple companies focused on developing pharmaceutical, botanical, and nutraceutical products providing wellness and medical benefits by interacting with the human body’s endocannabinoid system.

For more information, visit www.emeraldbio.life

CONTACT

Adam Holdsworth

PCG Advisory, Inc.

Email: adamh@pcgadvisory.com

Phone: 646.862.4607

Douglas Cesario

Chief Financial Officer

Email: doug@emeraldbio.life

Phone: 949-336-3437

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, including statements regarding our product development and business strategy. Such statements and other statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. In some cases, forward-looking statements can be identified by terminology including “anticipated,” “contemplates,” “goal,” “focus,” “aims,” “intends,” “believes,” “can,” “could,” “challenge,” “predictable,” “will,” “would,” “may” or the negative of these terms or other comparable terminology. We operate in a rapidly changing environment and new risks emerge from time to time. As a result, it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Emerald may make. Risks and uncertainties that may cause actual results to differ materially include, among others, our capital resources, uncertainty regarding the results of future testing and development efforts and other risks that are described in the Risk Factors section of Emerald’s most recent annual or quarterly report filed with the Securities and Exchange Commission. Except as expressly required by law, Emerald disclaims any intent or obligation to update these forward-looking statements.